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                                                                   Exhibit 3-276
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                                                                    FILED
                                                                  DEC 1 1995
                                                               IN THE OFFICE OF
                                                              SECRETARY OF STATE
                                                                WEST VIRGINIA

                  RESTATED CERTIFICATE OF LIMITED PARTNERSHIP

   We, the undersigned, desiring to continue existence as a limited partnership pursuant to the Uniform Limited Partnership Act of West Virginia, and to amend and restate the Certificate of Limited Partnership filed with the Secretary of State on August 14, 1984 and as amended by Amended Certificates of Limited Partnership, as filed on October 7, 1985, November 7, 1989, July 9, 1990 and April 15, 1994 certify as follows:

   1. The name of the partnership is Teays Valley Haven Limited Partnership.

   2. The purpose of the partnership is to invest in, acquire, hold, construct, maintain, improve, develop, lease, sell, manage, operate, exchange and otherwise own and deal with for profit, real and personal property, including nursing homes, affiliated facilities and real estate in the State of West Virginia and engage in any and all general business activities related or incidental thereto.

   3. The location of the principal place of business of the partnership is at 1369 Stewartstown Road, Morgantown, West Virginia 26505. The designated agent for service of process at that address is Mark R. Nesselroad.

   4. The names and addresses of the general partner is:

      Glenmark Associates, Inc.
      1369 Stewartstown Road
      Morgantown, WV 26505

      The name and address of the limited partner is:

      GMR Partnership Holding company, Inc.
      1369 Stewartstown Road
      Morgantown, WV 26505

   5. The names and addresses of the withdrawing limited partners are:

      Mark R. Nesselroad
      1369 Stewartstown Road
      Morgantown, WV 26505

      Glenn T. Adrian
      1369 Stewartstown Road
      Morgantown, WV 26505

   6. The term of the limited partnership shall be fifty (50) years unless sooner terminated pursuant to the partnership agreement.

   7. The share of the profits or other compensation by way of income which each partner shall receive by reason of his contribution is:

                                                        General          Limited
                                                        Partner          Partner
Partner                                                Interest         Interest
                                                       ________         ________
Glenmark Associates, Inc.                                 98%               0
GMA Partnership Holding Company, Inc.                      0                2%


   8. On the death, retirement, incapacity, bankruptcy or dissolution of a general partner, the remaining general partner may continue the business of the limited partnership.

   IN WITNESS WHEREOF, we have hereunto set our hands as of this 1st day of December, 1995.

                      GENERAL PARTNERS AND LIMITED PARTNERS

                      Glenmark Associates, Inc.


                      By: /s/ Mark R. Nesselroad
                          ------------------------------------------------------
                          Mark R. Nesselroad,
                          Chairman

                      By: /s/ Bradford C. Burkett
                          ------------------------------------------------------
                          Bradford C. Burkett
                          Vice President

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STATE OF WEST VIRGINIA:

COUNTY OF MONONGALIA

   On this, the 1st day of December, 1995, before me, a Notary Public, personally appeared Bradford C. Burkett, who acknowledged himself to be the Vice President of GMA Partnership Holding Company, Inc. and that he being authorized to do so executed the foregoing instrument for the purposes therein contained.

   IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                          /s/ graphic
                          ------------------------------------------------------
                          Notary Public

graphic omitted

STATE OF WEST VIRGINIA:

COUNTY OF MONONGALIA

   On this, the 1st day of December, 1995, before me, a Notary Public, personally appeared Mark R Nesselroad, who acknowledged himself to be the Chairman of Glenmark Associates, Inc., and that he being authorized to do so executed the foregoing instrument for the purposes therein contained.

   IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                          /s/ graphic
                          ------------------------------------------------------
                          Notary Public

graphic omitted

   This document was prepared by Michael J. Dempster, Esq., Houston Harbaugh P.C., Two Chatham Center, Pittsburgh, PA 15219